Exhibit 99.4

List of Senior Management Personnel Entering Into Senior Management Retention and Severance Agreements

Name	Position	Severance Payment Amount

John DiGiovanni	Senior Vice President Development	$563,500
James Kleifges	Chief Financial Officer	$517,500
R. Josepher	Vice President — Construction	$322,000
Jo Ann Armenta	President Management Subsidiaries	$332,063
J. Boehning	Vice President — Asset Management	$165,313
Andrew Viola	Vice President — General Counsel	$195,500
B. Jones	Senior Vice President — Development	$120,750